Exhibit 99

Represents shares purchased by Silver Maple (2001), Inc. (“Silver Maple”).  Silver Maple is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”).  Silver Maple is also a wholly-owned subsidiary of First Capital Realty, Inc. (“First Capital”) and is indirectly controlled by Gazit-Globe, Ltd. (“Gazit-Globe”).  Mr. Katzman is the President of Silver Maple and Chairman of the Board of First Capital and Gazit-Globe.

The securities reported as beneficially owned by Mr. Katzman include:

(a)            1 share held of record by Gazit-Globe, which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Mr. Katzman is the Chairman of Gazit-Globe.

(b)            5,386,857 shares held of record by Ficus, Inc. (“Ficus”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Ficus is also a wholly-owned subsidiary of First Capital and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(c)            8,628,813 shares held of record by Silver Maple (including the 32,100 shares reported herein).

(d)    6,418,645 shares held of record by MGN (USA) Inc. (“MGN USA”), a wholly-owned subsidiary of Gazit-Globe and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(e)            14,613,149 shares held of record by MGN America, LLC, a wholly-owned subsidiary of MGN USA and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(f)            6,450,989 shares held of record by Gazit 1995, Inc. (“Gazit 1995”).  Gazit 1995 is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Gazit 1995 is wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(g)            130,337 shares held of record by Mr. Katzman’s wife directly and as custodian for their daughters.

(h)            648,885 other shares held directly and indirectly by Mr. Katzman.